                             2000 STOCK OPTION PLAN

                                       OF

                               ION NETWORKS, INC.

        1. Purposes of the Plan. This stock option plan (the "Plan") is intended to provide an incentive to employees  (including  directors and officers who are employees),  and to  consultants  and  directors who are not  employees,  of Ion

Networks,  Inc.,  a  Delaware  corporation  (the  "Company"),   or  any  of  its

Subsidiaries  (as  such  term is  defined  in  Paragraph  19),  and to  offer an additional  inducement in obtaining the services of such  individuals.  The Plan provides for the grant of "incentive stock options"  ("ISOs") within the meaning of Section 422 of the Internal  Revenue Code of 1986,  as amended (the  "Code"),

and  nonqualified  stock  options  which do not qualify as ISOs  ("NQSOs").  The

Company  makes no  representation  or  warranty,  express or implied,  as to the qualification of any option as an "incentive stock option" under the Code.

        2. Stock Subject to the Plan. Subject to the provisions of Paragraph 12,

the aggregate  number of shares of the Company's  Common Stock,  par value $.001 per share  ("Common  Stock"),  for which  options may be granted  under the Plan shall not exceed  3,000,000  shares.  Such  shares of Common  Stock may,  in the discretion of the Board of Directors of the Company (the "Board of  Directors"),

consist either in whole or in part of authorized  but unissued  shares of Common

Stock or shares of Common Stock held in the treasury of the Company.  Subject to the  provisions of Paragraph 13, any shares of Common Stock subject to an option which for any reason expires, is canceled or is terminated  unexercised or which ceases for any reason to be  exercisable  shall again become  available  for the granting of options  under the Plan.  However,  should the exercise  price of an option  under the Plan be paid with shares of Common  Stock or should  shares of

Common  Stock  otherwise  issuable  under the Plan be withheld by the Company in satisfaction of the  withholding  taxes incurred in connection with the exercise of an option,  then the number of shares of Common Stock  available for issuance under the Plan  shall be  reduced  by the gross  number of shares  for which the option is exercised,  and not by the net number of shares of Common Stock issued to the holder of such option.  The Company shall at all times during the term of the Plan  reserve and keep  available  such number of shares of Common  Stock as will be sufficient to satisfy the requirements of the Plan.

        3.  Administration  of the Plan.  The Plan will be  administered  by the

Board of Directors,  or by a committee  (the  "Committee")  consisting of two or more directors appointed by the Board of Directors. Those administering the Plan shall  be  referred  to  herein  as the  "Administrators."  Notwithstanding  the foregoing,  if the  Company is or  becomes a  corporation  issuing  any class of common  equity  securities  required to be  registered  under  Section 12 of the

Securities  Exchange Act of 1934, as amended (the "Exchange Act"), to the extent necessary  to preserve  any  deduction  under  Section  162(m) of the Code or to comply with Rule 16b-3 promulgated under the Exchange Act, or any successor rule

("Rule 16b-3"),  any Committee appointed by the Board of Directors to administer the Plan shall be  comprised  of two or more  directors  each of whom shall be a

"non-employee  director,"  within the  meaning of Rule  16b-3,  and an  "outside director," within the meaning of Treasury Regulation Section 1.162-27(e)(3), and the delegation of powers to the Committee  shall be consistent  with  applicable laws and regulations  (including,  without limitation,  applicable state law and

Rule  16b-3).  Unless  otherwise  provided  in the  By-Laws of the  Company,  by resolution  of the Board of  Directors  or  applicable  law, a  majority  of the members of the Board or the Committee shall constitute a quorum, and the acts of a majority of the  members  present at any meeting at which a quorum is present,

and any acts approved in writing by all members without a meeting,  shall be the acts of the Board or the Committee.

         Subject to the express provisions of the Plan, the Administrators shall have the authority, in their sole discretion, to determine the persons who shall be granted options; the times when they shall receive options; whether an option granted to an  employee  shall be an ISO or a NQSO;  the type  (i.e.,  voting or non-voting)  and number of shares of Common  Stock to be subject to each option;

the term of each option; the date each option shall become exercisable;  whether an  option  shall  be  exercisable  in  whole  or in  installments,  and,  if in installments,  the  number  of  shares of  Common  Stock to be  subject  to each installment;  whether  the  installments  shall be  cumulative;  the  date  each installment shall become  exercisable and the term of each installment;  whether to accelerate the date of exercise of any option or installment;  whether shares of Common  Stock may be issued upon the  exercise  of an option as partly  paid,

and,  if so, the dates when  future  installments  of the  exercise  price shall become due and the  amounts of such  installments;  the  exercise  price of each option;  the form of payment of the exercise  price;  the fair market value of a share of Common Stock; whether and under what conditions to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option  and,  if so,  whether  and  under  what  conditions  to  waive  any such restriction; whether and under what conditions to subject the exercise of all or any  portion  of an  option  to  the  fulfillment  of  certain  restrictions  or contingencies  as  specified  in the  contract  referred to in Paragraph 11 (the

"Contract"), including without limitation restrictions or contingencies relating to (a) entering into a covenant not to compete with the Company,  its Parent (if any) (as  such  term is  defined  in  Paragraph  19) and any  Subsidiaries,  (b)

financial  objectives for the Company,  any of its Subsidiaries,  a division,  a product line or other category and/or (c) the period of continued  employment of the  optionee  with the  Company or any of its  Subsidiaries,  and to  determine whether such  restrictions or contingencies  have been met; the amount,  if any,

necessary to satisfy the obligation of the Company,  any of its  Subsidiaries or any  Parent to  withhold  taxes or other  amounts;  whether  an  optionee  has a

Disability  (as such term is defined in Paragraph  19);  with the consent of the optionee,  to cancel or modify an option,  provided,  however, that the modified provision is permitted to be included in an option granted under the Plan on the date of the  modification;  provided,  further,  however,  that in the case of a modification  (within the meaning of Section 424(h) of the Code) of an ISO, such option  as  modified  would  be  permitted  to be  granted  on the  date of such modification  under the terms of the Plan; to construe the respective  Contracts and the Plan; to prescribe,  amend and rescind rules and regulations relating to the Plan  (including  the  rules  and  regulations  of the  Company's  2000 U.K.

sub-plan);  to approve any provision of the Plan or any option granted under the

Plan or any amendment to either which, under Rule 16b-3 or Section 162(m) of the

Code,  requires  the  approval  of  the  Board  of  Directors,  a  committee  of non-employee directors or the stockholders,  in order to be exempt under Section

16(b) of the Exchange Act (unless otherwise  specifically provided herein) or to preserve any deduction  under Section  162(m) of the Code; and to make all other

determinations   necessary  or  advisable  for   administering   the  Plan.  Any

controversy  or claim arising out of or relating to the Plan, any option granted under  the  Plan  or  any  Contract  shall  be  determined  unilaterally  by the

Administrators in their sole discretion. The determinations of the

Administrators  on matters  referred to in this  Paragraph 3 shall be conclusive and binding on all parties.  No Administrator or former  Administrator  shall be liable for any action or  determination  made in good faith with  respect to the

Plan or any option granted hereunder.

        4. Eligibility.  The  Administrators  may from time to time,  consistent with the  purposes  of the Plan,  grant  options  to such  employees  (including officers and directors who are employees) of, or consultants  to, the Company or any of its  Subsidiaries,  and to such directors of the Company who, at the time of  grant,  are  not  common  law  employees  of  the  Company  or of any of its

Subsidiaries, as the Administrators may determine in their sole discretion. Such options  granted  shall  cover  such  number of  shares  of Common  Stock as the

Administrators may determine in their sole discretion;  provided,  however, that if on the date of grant of an option,  any class of common  stock of the Company

(including  without  limitation  the Common  Stock) is required to be registered under  Section 12 of the Exchange Act, the maximum  number of shares  subject to options that may be granted to any employee  during any calendar  year under the

Plan shall be 400,000 shares;  provided,  further,  however,  that the aggregate market  value  (determined  at the time the option is  granted) of the shares of

Common Stock for which any eligible  employee may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company,

which are  exercisable  for the first time by such optionee  during any calendar year shall not exceed  $100,000.  The  $100,000 ISO  limitation  amount shall be applied by taking ISOs into account in the order in which they were granted. Any option (or  portion  thereof)  granted in excess of such ISO  limitation  amount shall be treated as a NQSO to the extent of such excess.

        5.  Exercise  Price.  The  exercise  price of the shares of Common Stock under  each  option  shall be  determined  by the  Administrators  in their sole discretion;  provided,  however,  that the exercise price of an ISO shall not be less than the fair market  value of the Common  Stock  subject to such option on the date of grant; and provided,  further,  however, that if, at the time an ISO is granted,  the optionee owns (or is deemed to own under Section  424(d) of the

Code) stock  possessing  more than 10% of the total combined voting power of all classes of stock of the Company,  of any of its Subsidiaries or of a Parent, the

exercise  price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant.

         The fair  market  value of a share of Common  Stock on any day shall be

(a) if the  principal  market  for the  Common  Stock is a  national  securities exchange,  the average of the highest and lowest  sales  prices per share of the

Common Stock on such day as reported by such exchange or on a consolidated  tape reflecting  transactions on such exchange,  (b) if the principal  market for the

Common  Stock is not a national  securities  exchange  and the  Common  Stock is quoted on the Nasdaq  Stock  Market  ("Nasdaq"),  and (i) if actual  sales price information  is available  with respect to the Common Stock,  the average of the highest  and lowest  sales  prices per share of the Common  Stock on such day on

Nasdaq, or (ii) if such information is not available, the average of the highest bid and the lowest  asked  prices per share for the Common  Stock on such day on

Nasdaq,  or (c) if the  principal  market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on Nasdaq, the average of the highest bid and lowest  asked  prices per share for the Common Stock on such day as  reported on the OTC  Bulletin  Board  Service or by  National  Quotation

Bureau, Incorporated or a comparable service; provided,

however,  that  if  clauses  (a),  (b)  and  (c) of  this  Paragraph  5 are  all inapplicable because the Company's Common Stock is not publicly traded, or if no trades have been made or no quotes are  available  for such day, the fair market value of a share of Common Stock shall be  determined by the  Administrators  by any method  consistent with any applicable  regulations  adopted by the Treasury

Department relating to stock options.

        6. Term. Each option granted pursuant to the Plan shall be for such term as is established by the Administrators,  in their sole discretion, at or before the time such option is granted; provided, however, that the term of each option granted  pursuant to the Plan shall be for a period not  exceeding 10 years from the date of grant thereof, and provided further,  that if, at the time an ISO is granted,  the  optionee  owns (or is deemed to own under  Section  424(d) of the

Code) stock  possessing  more than 10% of the total combined voting power of all classes of stock of the Company,  of any of its Subsidiaries or of a Parent, the

term of the ISO shall be for a period not exceeding  five years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

        7. Exercise.  An option (or any installment thereof), to the extent then exercisable,  shall be exercised by giving  written notice to the Company at its principal office stating which option is being exercised,  specifying the number of  shares of  Common  Stock as to which  such  option  is being  exercised  and accompanied by payment in full of the aggregate  exercise price therefor (or the amount due on exercise if the applicable Contract permits installment  payments)

(a) in cash  and/or  by  certified  check,  (b)  with the  authorization  of the

Adminstrators,  with  previously  acquired  shares  of  Common  Stock  having an aggregate fair market value  (determined in accordance with Paragraph 5), on the date of exercise,  equal to the  aggregate  exercise  price of all options being exercised, or (c) some combination thereof;  provided,  however, that in no case may shares be  tendered  if such  tender  would  require  the Company to incur a charge against its earnings for financial accounting purposes. The Company shall not be required to issue any shares of Common Stock  pursuant to the exercise of any option until all required payments with respect thereto,  including payments for any required withholding amounts, have been made.

         The Administrators may, in their sole discretion, permit payment of the exercise  price of an option by delivery by the optionee of a properly  executed notice,  together with a copy of the optionee's  irrevocable  instructions  to a broker  acceptable to the  Administrators to deliver promptly to the Company the amount  of sale or loan  proceeds  sufficient  to pay such  exercise  price.  In connection  therewith,  the Company may enter into  agreements  for  coordinated procedures with one or more brokerage firms.

         An optionee shall not have the rights of a stockholder  with respect to such shares of Common Stock to be received  upon the exercise of an option until the date of issuance of a stock  certificate to the optionee for such shares or,

in the case of  uncertificated  shares,  until  the date an entry is made on the books of the  Company's  transfer  agent  representing  such  shares;  provided,

however, that until such stock certificate is issued or until such book entry is made, any optionee using  previously  acquired shares of Common Stock in payment of an option  exercise  price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

In no case may a fraction of a share of Common  Stock be  purchased  or issued under the Plan.

        8.  Termination  of  Relationship.  Except as may otherwise be expressly provided in the applicable Contract, any optionee whose employment or consulting relationship  with the  Company,  its  Parent and any of its  Subsidiaries,  has

terminated for any reason other than the death or Disability of the optionee may exercise any option granted to the optionee as an employee or consultant, to the extent  exercisable  on the date of such  termination,  at any time within three months after the date of  termination,  but not thereafter and in no event after the date the option would  otherwise have expired;  provided,  however,  that if such  relationship  is terminated  either (a) for Cause (as defined in Paragraph

19),  or (b) without the consent of the  Company,  such option  shall  terminate immediately.

         For the  purposes  of the Plan,  an  employment  relationship  shall be deemed to exist between an individual  and a corporation  if, at the time of the determination,  the individual was an employee of such  corporation for purposes of Section  422(a) of the Code. As a result,  an  individual on military  leave,

sick leave or other bona fide leave of absence  shall  continue to be considered an  employee  for  purposes  of the Plan  during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's  right to  re-employment  with the  Company,  any of its  Subsidiaries  or a Parent  is

guaranteed  either by statute or by contract.  If the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed by statute or by contract,  the employment  relationship shall be deemed to have terminated on the 91st day of such leave.

         Except  as may  otherwise  be  expressly  provided  in  the  applicable

Contract, an optionee whose directorship with the Company has terminated for any reason other than the  optionee's  death or Disability  may exercise the options granted to the optionee as a director  who was not an employee of or  consultant to the Company or any of its Subsidiaries, to the extent exercisable on the date of  such  termination,  at any  time  within  three  months  after  the  date of termination,  but not thereafter and in no event after the date the option would otherwise have expired;  provided,  however, that if the optionee's directorship is terminated for Cause or without the consent of the Company, such option shall terminate immediately.

         Nothing  in the Plan or in any  option  granted  under  the Plan  shall confer on any person any right to continue in the employ or as a  consultant  of the  Company,  its Parent or any of its  Subsidiaries,  or as a director  of the

Company,  or interfere  in any way with any right of the Company,  its Parent or any of its  Subsidiaries  to  terminate  such  relationship  at any time for any reason  whatsoever  without  liability to the Company,  its Parent or any of its

Subsidiaries.

        9.  Death or  Disability  of an  optionee.  Except as may  otherwise  be expressly provided in the applicable Contract,  if an optionee dies (a) while he is  employed  by, or a  consultant  to,  the  Company,  its Parent or any of its

Subsidiaries,  (b) within three months after the  termination  of the optionee's employment  or  consulting  relationship  with the  Company,  its Parent and its

Subsidiaries  (unless such  termination  was for Cause or without the consent of the Company) or (c) within one year following the termination of such employment or consulting  relationship by reason of the optionee's Disability,  the options granted to the optionee as an employee of, or consultant  to, the Company or any of its Subsidiaries,  may be exercised, to the

extent  exercisable on the date of the optionee's death, by the optionee's Legal

Representative (as such term is defined in Paragraph 19), at any time within one year after death,  but not  thereafter and in no event after the date the option would otherwise have expired.  Except as may otherwise be expressly  provided in

the  applicable   Contract,   any  optionee   whose   employment  or  consulting

relationship with the Company, its Parent and its Subsidiaries has terminated by reason of the  optionee's  Disability  may exercise such options,  to the extent exercisable upon the effective date of such termination,  at any time within one year after  such date,  but not  thereafter  and in no event  after the date the option would otherwise have expired.

         Except  as may  otherwise  be  expressly  provided  in  the  applicable

Contract,  if an  optionee  dies (a) while the  optionee  is a  director  of the

Company,  (b)  within  three  months  after the  termination  of the  optionee's directorship  with the Company  (unless such  termination  was for Cause) or (c)

within one year after the  termination of the optionee's  directorship by reason of the optionee's Disability,  the options granted to the optionee as a director who  was  not  an  employee  of or  consultant  to  the  Company  or  any of its

Subsidiaries,  may be exercised,  to the extent  exercisable  on the date of the optionee's death, by the optionee's Legal  Representative at any time within one year after death,  but not  thereafter and in no event after the date the option would otherwise have expired.  Except as may otherwise be expressly  provided in the applicable  Contract,  an optionee whose  directorship  with the Company has terminated by reason of  Disability,  may exercise  such options,  to the extent exercisable  on the effective date of such  termination,  at any time within one year after  such date,  but not  thereafter  and in no event  after the date the option would otherwise have expired.

        10.  Compliance with Securities  Laws. It is a condition to the exercise of any option that either (a) a Registration  Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common

Stock to be issued upon such exercise shall be effective and current at the time of exercise, or (b) there is an exemption from registration under the Securities

Act for the issuance of the shares of Common Stock upon such  exercise.  Nothing herein shall be construed as requiring the Company to register shares subject to any  option  under  the  Securities  Act or to keep any  Registration  Statement effective or current.

         The  Administrators  may  require,  in  their  sole  discretion,  as  a condition to the grant or exercise of an option,  that the optionee  execute and deliver to the Company the optionee's  representations and warranties,  in form,

substance and scope satisfactory to the Administrators, which the Administrators determine  is  necessary  or  convenient  to  facilitate  the  perfection  of an exemption from the registration  requirements of the Securities Act,  applicable state securities laws or other legal requirements, including without limitation,

that (a) the shares of Common Stock to be issued upon exercise of the option are being acquired by the optionee for the  optionee's  own account,  for investment only and not with a view to the  resale  or  distribution  thereof,  and (b) any subsequent  resale or  distribution  of shares of Common Stock by such  optionee will be made only pursuant to (i) a Registration  Statement under the Securities

Act which is  effective  and current  with respect to the shares of Common Stock being sold, or (ii) a specific  exemption from the registration  requirements of the Securities Act, but in claiming such exemption,  the optionee,  prior to any offer of sale or sale of such shares of Common Stock,  shall provide the Company with a favorable  written  opinion of counsel  satisfactory  to the Company,  in form,  substance and scope satisfactory to the Company,  as to the applicability of such exemption to the proposed sale or distribution.

         In addition, if at any time the Administrators shall determine that the listing or qualification of the shares of Common Stock subject to such option on any securities exchange, Nasdaq or under any applicable law, or that the consent or approval of any  governmental  agency or  regulatory  body,  is  necessary or desirable as a condition to, or in connection with, the granting of an option or the  issuance  of shares of Common  Stock  thereunder,  such  option  may not be granted  or  exercised  in  whole or in part,  as the case may be,  unless  such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrators.

        11.  Stock  Option  Contracts.  Each  option  shall be  evidenced  by an appropriate  Contract  which  shall  be duly  executed  by the  Company  and the optionee.  Such Contract shall contain such terms, provisions and conditions not inconsistent  herewith as may be determined by the  Administrators in their sole discretion. The terms of each option and Contract need not be identical.

        12. Adjustments upon Changes in Common Stock.  Notwithstanding any other provision  of the Plan,  in the event of any  change in the  outstanding  Common

Stock by  reason  of a stock  dividend,  recapitalization,  spin-off,  split-up,

combination  or exchange of shares or the like which  results in a change in the number or kind of shares of Common Stock which are outstanding immediately prior to such event,  the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each  outstanding  option and the exercise price thereof, and the maximum number of shares subject to options that may be granted to any  employee in any  calendar  year,  shall be  appropriately adjusted by the Board of Directors,  whose determination shall be conclusive and binding on all  parties.  Such  adjustment  may provide for the  elimination  of fractional  shares that might  otherwise be subject to options  without  payment therefor. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Paragraph 12 if such  adjustment (a) would cause the Plan to fail to comply with  Section  422 of the  Code or  with  Rule  16b-3  of the  Exchange  Act (if applicable to such option),  or (b) would be considered as the adoption of a new plan requiring stockholder approval.

         Except  as may  otherwise  be  expressly  provided  in  the  applicable

Contract,  in the event of (i) a  proposed  dissolution  or  liquidation  of the

Company,  or (ii) a proposed sale of all or  substantially  all of the assets or outstanding  equity of the Company,  or (iii) the merger or consolidation of the

Company with or into another  entity or any other  corporate  reorganization  if persons  who were not  shareholders  of the  Company  immediately  prior to such merger, consolidation or other reorganization own immediately after such merger,

consolidation or other  reorganization fifty percent (50%) or more of the voting power of the  outstanding  securities of each of (A) the continuing or surviving entity and (B) any direct or indirect  parent  corporation of such continuing or surviving entity, the Board of Directors of the Company shall, as to outstanding options,  either (1) make  appropriate  provision for the protection of any such outstanding  options by the  substitution  on an equitable  basis of appropriate stock of the Company or of the merged,  consolidated  or  otherwise  reorganized corporation  which will be issuable  in respect to one share of Common  Stock of the Company;  provided that the excess of

                                      -29-

the aggregate fair market value of the shares subject to the options immediately after such  substitution  over the purchase  price  thereof is not more than the excess of the aggregate  fair market value of the shares subject to such options immediately  before such  substitution  over the purchase price thereof,  or (2)

upon written notice to an optionee, provide that all unexercised options must be exercised  within a specified  number of days of the date of such notice or they will be  terminated.  In any such  case,  the  Board of  Directors  may,  in its discretion, advance the lapse of any waiting or installment periods and exercise dates.

        13.  Amendments and Termination of the Plan. The Plan was adopted by the

Board of Directors on October 16, 2000.  No option may be granted under the Plan after October 15, 2010. The Board of Directors,  without further approval of the

Company's stockholders,  may at any time suspend or terminate the Plan, in whole or in  part,  or  amend  it from  time to time in such  respects  as it may deem advisable,  including without  limitation,  in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the Code, or to comply with the provisions of Rule 16b-3 or Section 162(m) of the Code or any change in applicable laws or regulations,  ruling or  interpretation  of any  governmental agency  or  regulatory  body;  provided,  however,  that no  amendment  shall be effective, without the requisite prior or subsequent stockholder approval, which would (a) except as contemplated in Paragraph 12, increase the maximum number of shares of Common Stock for which options may be granted under the Plan or change the maximum  number of shares for which  options may be granted to  employees in any calendar  year,  (b) change the  eligibility  requirements  for  individuals entitled  to  receive  options  hereunder,  or (c) make  any  change  for  which

applicable  law  or  any   governmental   agency  or  regulatory  body  requires

stockholder approval. No termination,  suspension or amendment of the Plan shall adversely  affect the rights of an optionee  under any option  granted under the

Plan  without  such  optionee's  consent.  The  power of the  Administrators  to construe  and  administer  any  option  granted  under  the  Plan  prior  to the termination or suspension of the Plan shall  continue after such  termination or during such suspension.

        14.  Non-Transferability.  No option  granted  under  the Plan  shall be transferable  other than by will or the laws of descent  and  distribution,  and options  may be  exercised,  during the  lifetime of the  optionee,  only by the optionee or the optionee's Legal Representatives.  Except to the extent provided above,  options  may not be  assigned,  transferred,  pledged,  hypothecated  or disposed of in any way (whether by operation of law or otherwise)  and shall not be subject to execution,  attachment or similar process,  and any such attempted assignment,  transfer,  pledge,  hypothecation or disposition  shall be null and void ab initio and of no force or effect.

        15.  Withholding  Taxes.  The Company,  or its Subsidiary or Parent,  as

applicable,  may withhold (a) cash or (b) with the consent of the Administrators

(in the  Contract  or  otherwise),  shares  of Common  Stock to be  issued  upon exercise of an option or a combination  of cash and shares,  having an aggregate fair market  value  (determined  in  accordance  with  Paragraph 5) equal to the amount which the Administrators determine is necessary to satisfy the obligation of the Company,  a  Subsidiary  or Parent to withhold  Federal,  state and local income taxes or other amounts incurred by reason of the grant, vesting, exercise or  disposition  of an option or the  disposition  of the  underlying  shares of

Common Stock. Alternatively,  the Company may require the optionee to pay to the

Company such amount, in cash, promptly upon demand.

        16. Legends; Payment of Expenses. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option under the Plan and may issue such "stop transfer"  instructions to its transfer  agent  in  respect  of  such  shares  as it  determines,  in its  sole discretion,  to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration  requirements of the Securities Act,

applicable state securities laws or other legal requirements,  (b) implement the provisions  of the Plan or any  agreement  between the Company and the  optionee with  respect to such  shares of Common  Stock,  or (c)  permit  the  Company to determine  the  occurrence  of a  "disqualifying  disposition,"  as described in

Section 421(b) of the Code, of the shares of Common Stock  transferred  upon the exercise of an ISO granted under the Plan.

         The Company  shall pay all issuance  taxes with respect to the issuance of shares of Common Stock upon the exercise of an option granted under the Plan,

as well as all fees and expenses incurred by the Company in connection with such issuance.

        17. Use of Proceeds.  The cash proceeds to be received upon the exercise of an option  under the Plan shall be added to the general  funds of the Company and used for such corporate purposes as the Board of Directors may determine, in its sole discretion.

        18.  Substitutions  and  Assumptions  of Options of Certain  Constituent

Corporations.  Anything in this Plan to the contrary notwithstanding,  the Board of Directors may, without further approval by the  stockholders,  substitute new options for prior options of a Constituent  Corporation (as such term is defined in Paragraph 19) or assume the prior options of such Constituent Corporation.

        19. Definitions.

        (a) "Cause",  in connection with the  termination of an optionee,  shall mean (i) "cause," as such term (or any similar  term,  such as "with  cause") is defined in any employment, consulting or other applicable agreement for services between  the  Company  and  such  optionee,  or (ii) in the  absence  of such an agreement,  "cause"  as such term is  defined in the  Contract  executed  by the

Company and such  optionee  pursuant to Paragraph 11, or (iii) in the absence of both of the foregoing,  (A) indictment of such optionee for any illegal conduct,

(B) failure of such optionee to adequately  perform any of the optionee's duties and  responsibilities  in  any  capacity  held  with  the  Company,  any  of its

Subsidiaries  or any Parent (other than any such failure  resulting  solely from such optionee's physical or mental incapacity), (C) the commission of any act or failure to act by such  optionee  that  involves  moral  turpitude,  dishonesty,

theft,  destruction  of property,  fraud,  embezzlement  or  unethical  business conduct, or that is otherwise injurious to the Company,  any of its Subsidiaries or any Parent or any other affiliate of the Company (or its or their  respective employees), whether financially or otherwise, (D) any violation by such optionee of any Company  rule or policy,  or (E) any  violation  by such  optionee of the requirements  of such  Contract,  any other  contract or  agreement  between the

Company and such optionee or this Plan (as in effect from time to time); in each case, with respect to subsections (A) through (E), as determined by the Board of

Directors.

        (b) "Constituent  Corporation"  shall mean any corporation which engages with the Company, its Parent or any Subsidiary in a transaction to which Section

424(a) of the Code applies (or would apply if the option  assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

        (c) "Disability"  shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

        (d) "Legal  Representative"  shall mean the executor,  administrator  or other  person who at the time is  entitled  by law to  exercise  the rights of a deceased or  incapacitated  optionee with respect to an option granted under the

Plan.

        (e)  "Parent"  shall mean a "parent  corporation"  within the meaning of

Section 424(e) of the Code.

        (f)  "Subsidiary"  shall  mean a  "subsidiary  corporation"  within  the meaning of Section 424(f) of the Code.

        20.  Governing Law. The Plan, such options as may be granted  hereunder,

the  Contracts  and all related  matters  shall be governed by, and construed in accordance  with, the laws of the State of Delaware,  without regard to conflict or choice of law provisions.

         Neither the Plan nor any Contract  shall be  construed  or  interpreted with any  presumption  against the Company by reason of the Company  causing the

Plan  or  Contract  to  be  drafted.   Whenever  from  the  context  it  appears

appropriate,  any term stated in either the singular or plural shall include the singular and plural,  and any term stated in the  masculine,  feminine or neuter gender shall include the masculine, feminine and neuter.

        21. Partial Invalidity.  The invalidity,  illegality or unenforceability of any  provision  in the Plan,  any  option or  Contract  shall not  affect the validity,  legality or enforceability of any other provision, all of which shall be valid,  legal and  enforceable to the fullest extent  permitted by applicable law.

        22. Stockholder  Approval.  The Plan shall be subject to approval by (a)

the holders of a majority of the votes present in person or by proxy entitled to vote  hereon at a duly held  meeting of the  Company's  stockholders  at which a quorum is present or (b) the Company's  stockholders  acting in accordance  with the  provisions  of Section  228 of the  Delaware  General  Corporation  Law. No

options  granted  hereunder may be exercised  prior to such approval,  provided,

however, that the date of grant of any option shall be determined as if the Plan had not been subject to such approval.  Notwithstanding  the  foregoing,  if the

Plan is not approved by a vote of the  stockholders  of the Company on or before

October 15, 2001, the Plan and any options granted hereunder shall terminate.

                                                                       EXHIBIT B

                                                                       ---------

                               ION NETWORKS, INC.

                             2000 STOCK OPTION PLAN

                     2000 U. K. SUB-P1AN/U.K. APPROVED RULES

In pursuance of its powers under the Ion  Networks,  Inc. 2000 Stock Option Plan

(the "Plan"), the Board of Directors, or a duly appointed committee of the Board of Directors (the "Committee") of Ion Networks, Inc. (the "Company") has adopted these rules (the "UK Rules") for the purposes of operating  the Plan with regard to such options  ("Options")  which the UK Rules are  expressed to extend at the time when the Option is granted.  Unless the  context  requires  otherwise,  all expressions used in the UK Rules have the same meaning as the Plan. The Plan, as supplemented by the UK Rules, is referred to hereinafter as the "Sub-Plan".  For the  avoidance  of doubt,  the terms of the Plan  (insofar as they have not been disapplied by Rule p of the UK Rules) shall form part of the Sub-Plan.

         (1)      The  shares  over  which  Options  may be  granted  under  the

                  Sub-Plan  form part of the ordinary  share capital (as defined in Section 832 (1) Income and  Corporation  Taxes Act 1988) ("

                  ICTA 1988") of the  Company  and must at all times,  including the time of grant and the time of  exercise,  comply  with the terms  of  the  Plan  and  comply  with  the  requirements  of paragraphs 10 to 14 Schedule 9 ICTA 1988.

         (2)      The companies  participating  in this Sub-Plan are the Company and all companies controlled by the Company within the meaning of Section 840 ICTA 1988 ("Subsidiaries").

         (3)      The shares of Common  Stock to be  acquired on exercise of the

                  Option in accordance with the terms of the Sub-Plan will be:

                  (1)      fully paid up;

                  (2)      not redeemable;

                  (3)      not   subject   to  any   restrictions   other   than

                           restrictions  which  attach to all shares of the same

                           class.  For the  purpose  of this  clause,  the  term

                           "restrictions" includes restrictions which are deemed

                           to  attach  to  the   shares   under  any   contract,

                           agreement, arrangement or condition as referred to in

                           paragraph 13 Schedule 9 ICTA 1988.

         (4)      An Option granted under this Sub-Plan shall not be exercisable for more than ten years after the date of grant.

         (5)      To the  extent any  restrictions  or  contingencies  have been imposed by the  Committee  under the  provisions  contained in

                  Paragraph 3 of the Plan,  these  restrictions or contingencies shall:

                  (1)      be objective and set out in full at the time of grant

                           in the stock option contract

                           referred to at Paragraph 11 of the Plan;

                  (2)      be such that rights to exercise such Option after the

                           fulfillment  or  attainment  of any  restrictions  or

                           contingencies  so specified shall not be dependent on

                           the further discretion of any person; and

                  (3)      not be  capable  of  amendment,  variation  or waiver

                           unless an event  occurs  which  causes the  Committee

                           reasonably to consider that waived, varied or amended

                           restrictions  or  contingencies  would  be  a  fairer

                           measure of performance and would be no more difficult

                           to satisfy.

         (6)      No Option will be granted to an  employee  or  director  under this Sub-Plan, or where an Option has previously been granted,

                  no Option  shall be exercised  by an  optionholder  if at that time he has,  or any time within the  preceding  12 months has had, a material  interest  for the purposes of Schedule 9 ICTA

                  1988 in either the Company being a close  company  (within the meaning  of Chapter I of Part XI of ICTA 1988) or in a company being a close company which has control (within the meaning of

                  Section 840 ICTA 1988) of the Company or in a company  being a close  company  and a member of a  consortium  (as  defined in

                  Section   187(7)ICTA   1988)  which  owns  the   Company.   In

                  determining  whether a  company  is a close  company  for this purpose,  Section  414(l)(a)ICTA  1988 (exclusion of companies not  resident in the United  Kingdom)  and Section 415 of ICTA

                  1988 (exclusion of certain companies with listed shares) shall be disregarded.

         (7)      Notwithstanding  any  provision of the Plan, no Option will be granted to an  employee  or  director  under this  Sub-Plan in relation to which the exercise  price is manifestly  less than the fair market value (as defined in Section  187(2)ICTA 1988)

                  of the  Company's  Common  Stock  on the  date of grant of the

                  Option.  The  exercise  price  shall be  stated at the date of

                  grant  of  the  Option  and  determined  in  accordance   with

                  Paragraph 5 of the Plan,  save that the  exercise  price of an

                  Option  granted under the Sub-Plan  shall be not less than one hundred  percent  (100%) of the fair market value of the stock on the date of grant,  and shall be agreed in advance with the

                  Shares  Valuation  Division of the Inland Revenue or otherwise

                  determined   with  the  agreement  of  the  Shares   Valuation

                  Division.

         (8)      Notwithstanding  Paragraph  7 of the Plan,  settlement  of the exercise  price may not be in the form of previously  acquired shares  of Common  Stock  and  payment  of the  amount  due on exercise may not be made in installments.

         (9)      Any  alteration or amendment to this  Sub-Plan  shall not have effect  unless  approved by the Board of Inland  Revenue.  The

                  Company  undertakes to provide details thereof to the Board of

                  Inland Revenue without delay for this purpose.

         (10)     Notwithstanding   Paragraph  11  of  the  Plan,  any  material

                  alteration  of the  standard  form of stock  option  agreement shall not have effect  unless  approved by the Board of Inland

                  Revenue.

         (11)     No adjustment  as a  consequence  of a change in share capital pursuant  to  Paragraph  12 of the  Plan  shall be made to any

                  Option which has been granted  under the Sub-Plan  unless such adjustment  would  be  permitted  under  the  Plan  and  is  a variation in the share capital of which the scheme

                                      -35-

                  shares  form part  under  paragraph  29  Schedule 9 ICTA 1988.

                  Where so permitted, no such adjustment shall take effect until the  approval of the Board of Inland  Revenue  shall have been obtained thereto.  No exchange of options under this paragraph

                  11 will be permitted  unless it complies  with  provisions  of paragraph 15 schedule 9 ICTA 1988.

         (12)     For the  avoidance  of doubt it is stated  that the Company is the grantor as defined in paragraph l(1) Schedule 9 ICTA 1988.

         (13)     Any  Option  granted to an  employee  or  director  under this

                  Sub-Plan  shall be limited to take effect so that  immediately following such grant, the aggregate  market value  (determined at the time  prescribed  by  paragraph 28 Schedule 9 ICTA 1988 and  calculated in accordance  with the provisions of the said

                  Schedule 9) of shares of Common  Stock which the  optionholder can  acquire  under  this  Sub-Plan  and any  other  scheme or schemes,  not being a  savings-related  share  option  scheme,

                  approved  under the said  Schedule  9 and  established  by the grantor or by any  associated  company  (as defined in Section

                  416 ICTA 1988) of the grantor (and not  exercised),  shall not exceed  (pound)30,000  or such other sum as may be  prescribed from  time to time  by  paragraph  28  Schedule  9 ICTA  1988,

                  provided   always   that  this  limit  shall  not  exceed  the

                  limitations set out in the Plan.

         (14)     An Option  will only be  granted  under  this  Sub-Plan  to an employee  (other  than one who is a  director)  or a full-time director of the Company or a subsidiary  participating in this

                  Sub-Plan. For this purpose, a full-time director is one who is employed by the  Company  required to work at least 25 hours a week  excluding  meal-times  in the business of the Company or its  Subsidiaries.  For the  avoidance of doubt an Option will not be granted under this Sub-Plan to a consultant or director who  is  not  an  employee  of  the  Company  or  any  of  its

                  Subsidiaries,  and  all  references  in the  Plan  to  Options granted to consultants shall be disregarded.

         (15)     The  Company  shall,  not later  than 30 days after the actual receipt of the written  notice of exercise of an Option  given in accordance  with the provisions of the Plan,  together with the payment of the aggregate  exercise price in respect of the shares of Common Stock to be issued or transferred pursuant to the exercise of an Option,  allot and issue  credited as fully paid or transfer to the Optionee and cause to be registered in his name the number of shares of Common Stock specified in the written notice.

         (16)     The  following  shall not form part of and shall  therefore be disregarded for the purposes of the Sub-Plan:

                  (1)      in  Paragraph  3 of the Plan,  the words  "whether to

                           accelerate  the date of  exercise  of any  option  or

                           installment;  whether  shares of Common  Stock may be

                           issued upon the exercise of an option as partly paid,

                           and, if so, the dates when future installments of the

                           exercise  price  shall  become due and the amounts of

                           such  installments;" the words "the fair market value

                           of a share of Common  Stock;  whether  and under what

                           conditions to restrict the sale or other  disposition

                           of the  shares  of  Common  Stock  acquired  upon the

                           exercise  of an Option  and if so  whether  and under

                           what  circumstances to waive such  restriction;"  and

                           the  words  "with the  consent  of the  optionee,  to

                           cancel or modify an option,  provided  however,  that

                           the modified provision is permitted to be included in

                           an  Option  granted  under  the  Plan on the  date of

                           modification";

                  (2)      in  the  first   paragraph   of   Paragraph   7,  the

                           parenthetical  that  reads,  "or  the  amount  due on

                           exercise   if   the   applicable   Contract   permits

                           installment  payments" and the language from "(b)" to

                           the end of that paragraph; and

                  (3)      all  references  in  the  Plan  to  "Incentive  Stock

                           Options" or "Non-Qualified Stock Options." and

                  (4)      the terms of paragraph 18 of the Plan.